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                                                                Exhibit 23



                    CONSENT OF INDEPENDENT ACCOUNTANTS
                    ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-70761, 333-29483 and 333-90231) and on Form
S-8 (Nos. 333-69895, 33-67962, 333-87413, 333-42942 and 333-42944) of Ohio
Casualty Corporation of our report dated February 16, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 16, 2001 relating to the financial statement schedules, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 28, 2001